UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 31, 2008
FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0431154 (I.R.S. Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 207-1700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.23
EXHIBIT 10.24

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Restricted Stock Unit Grants to Executive Officers
     On July 31, 2008, the Board of Directors of Foundry Networks, Inc. (“Foundry” or the “Company”), on the recommendation of the Compensation Committee of the Board of Directors, awarded restricted stock units (“RSUs”) to certain executive officers of the Company in the amounts set forth below:

Name	Title	Restricted Stock Units
Daniel Fairfax	Chief Financial Officer	100,000
Laurence Akin	SVP, Worldwide Sales	60,000
Ken Cheng	VP& GM, H/V Systems	60,000
Richard Bridges	VP, Manufacturing	60,000

     The RSUs granted above vest ratably over a three-year period, with one-third of such RSUs vesting on the first anniversary of the grant date, and one-third of such RSUs vesting on each anniversary thereafter. The Company made the RSU grants pursuant to the terms of Stock Unit Agreements (the “Agreements”) entered into with each executive officer.
     A form of the Agreement is attached hereto as Exhibit 10.23 and is incorporated herein by reference. It provides that the RSUs shall not be subject to the acceleration of vesting provisions contained in the executive officer’s Change of Control Severance Agreement with the Company, if applicable, or any other agreement between the Company and the executive officer providing for acceleration of vesting in connection with the acquisition of the Company by Brocade Communication Systems, Inc. (“Brocade,” and such transaction, the “Merger”). However, if such executive officer’s employment with the Company is terminated by the Company or Brocade in connection with the Merger prior to the one year anniversary of the vesting commencement date and such executive officer is a party to a Change of Control Severance Agreement with the Company or any other agreement between the Company and the executive officer providing for acceleration of vesting in connection with the Merger, then, upon any such termination, the vesting of that number of RSUs subject to the Agreement shall be accelerated in an amount equal to (1) the total number of days elapsed from July 21, 2008 (the signing date of the Merger Agreement) through the date of such termination, divided by 365, multiplied by (2) the number of RSUs that would have vested under the Agreement one year after the vesting commencement date.
Form of Stock Unit Agreement for Non-U.S. Participants
     On July 31, 2008, the Compensation Committee of the Board of Directors of the Company approved a form of Stock Unit Agreement for use for Non-U.S. Participants under the Company’s 2006 Stock Incentive Plan. A form of the Stock Unit Agreement is attached hereto as Exhibit 10.24 and is incorporated herein by reference.

Item 8.01. Other Events
The information set forth in Item 5.02 is incorporated herein by reference.

Additional Information
     In connection with the proposed transaction, Brocade and Foundry will be filing documents with the SEC, including the filing by Foundry of a proxy statement/prospectus and by Brocade of a registration statement on Form S-4 that includes the proxy statement/prospectus. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy/prospectus when they become available because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Brocade Investor Relations at (408) 333-8000 or Foundry Investor Relations at (408) 207-1399. Investors and security holders may obtain free copies of the documents filed with the SEC on Brocade’s website at www.brcd.com or Foundry’s website at www.foundrynet.com/company/ir/ or the SEC’s website at www.sec.gov.
     Foundry and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Foundry in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Foundry is also included in Foundry’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2008.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.23	Form of Stock Unit Agreement entered into between Foundry Networks, Inc. and certain executive officers

10.24	Form of Stock Unit Agreement for Non-U.S. Participants

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: August 6, 2008	By:	/s/ Cliff Moore
Cliff Moore
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.23	Form of Stock Unit Agreement entered into between Foundry Networks, Inc. and certain executive officers

10.24	Form of Stock Unit Agreement for Non-U.S. Participants